Exhibit 10.1

EXECUTIVE SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (this “Agreement”) is made and entered into as of December 11, 2013, by and between James Hagedorn (“Executive”) and The Scotts Company LLC, an Ohio limited liability company (the “Company”), and is effective December 11, 2013 (“Effective Date”).
WHEREAS, Executive and The Scotts Company, the predecessor both to The Scotts Miracle-Gro Company (“SMG”) and the Company, entered into an employment agreement dated May 19, 1995, as amended in 2008 (the “Employment Agreement”); and
WHEREAS, SMG, the Company and Executive have agreed to supersede the Employment Agreement in favor of entering into this Agreement.
NOW THEREFORE, the Company and Executive, intending to be legally bound, agree that the terms of this Agreement are as provided below and no other promises or terms exist other than as stated below.
1.Termination of the Employment Agreement. Executive agrees that the Employment Agreement is terminated and of no further force or effect and hereby accepts the terms of this Agreement as set forth below. Executive agrees to forego any other benefits or payments to which he may otherwise be entitled under the terms of any other plan, program or agreement, of SMG or the Company, or any of their subsidiaries or affiliates, which provides for the payment of severance or severance benefits, or salary continuation, in the event of his termination of employment whether in connection with a change in control of SMG or the Company, or otherwise.
2.Termination of Employment/Good Reason.
2.1    Executive acknowledges that he will be eligible for the severance compensation and benefits and non-compete payments set forth in Section 3 only if (i) he receives a written notice of termination from the Company without Cause (as defined below in Section 2.2), or (ii) he provides the Company with a notice of Good Reason (as defined below in Section 2.3), as to which the Company fails to cure, as provided below. Executive further acknowledges that he will be entitled to the Non-Compete Payments in accordance with Section 3.2 if Executive provides Notice of Termination other than for Good Reason (as defined below in Section 3.2) and the Board of Directors of SMG (the “Board”), in its sole discretion, notifies Executive in writing within 30 days following Executive’s Notice of Termination other than for Good Reason that it intends to enforce the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement, which Executive is required to enter into contemporaneously with this Agreement, and is incorporated herein by reference and attached hereto as Exhibit A (the “Employee Agreement”). Executive acknowledges that he will not be eligible for any Severance Payments, or the Non-Compete Payments, as specified herein, in the event that he does not execute, or he revokes, a Release, substantially in the form attached hereto as Exhibit B, with such changes as counsel to the Company advises are required by applicable law, or his employment is terminated by the Company for Cause.

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2.2    “Cause” means that Executive has (i) willfully and materially breached the terms of the Employee Agreement; (ii) engaged in willful misconduct that has materially injured the business of SMG, the Company, or any of their subsidiaries, or any affiliates of those entities, on a consolidated basis, with SMG or the Company, (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of Executive’s duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform Executive’s duties hereunder (other than any such failure resulting from Executive’s incapacity due to physical or mental illness), after written notice has been delivered to Executive by the Board, which notice specifically identifies the manner in which Executive has not attempted in good faith to perform his duties; or (v) been convicted, or plead guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof. For purposes of subsections (i) - (iv) no act, or failure to act, on Executive’s part shall be deemed “willful” unless, the Board reasonably determines, in good faith, that it was done, or omitted to be done, by Executive not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company Group.

2.3    “Good Reason” means, without Executive’s consent, the existence of one or more of the following conditions:

(i)    the assignment to Executive of any duties inconsistent with his status as a Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of Executive’s responsibilities;
(ii)    a reduction by the Company of Executive’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of Executive’s base salary, Executive’s target bonus opportunity (meaning, for such fiscal year, the amount of money determined by multiplying Executive’s bonus target percentage with respect to his annual bonus award by Executive’s then base salary), and the grant date value of any long term awards for such year, based on the standard grant practices of the Compensation and Organization Committee of the Board (the “Committee”) for such year, to an amount less than $5,328,000, it being understood and agreed that the Committee shall have the discretion (to be applied in good faith) to (A) determine the form and terms of any such long term awards, to the extent they are not less favorable to Executive than to other executive officers of the Company, (B) make reasonable allocations of value among Executive’s base salary, target bonus opportunity and long term award, and (C) reduce the total direct compensation paid or granted to Executive for a particular fiscal year, even if the aggregate total direct compensation at target is lower than $5,328,000, but only if comparable reductions are made for the other senior executives of the Company taking into account Executive’s overall compensation in relation to the others;

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(iii)    the requirement by the Company that Executive relocate his primary personal residence;
(iv)    the failure by the Company, without Executive’s consent, to pay to Executive any portion of Executive’s current compensation, or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due, taking into account any delays required pursuant to applicable law (or regulation);
(v)    the failure by the Company to continue in effect any compensation or benefit plan in which Executive is entitled to participate as of the Effective Date or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants;
(vi)    the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by him as of the Effective Date or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide Executive with the number of paid vacation days to which he is entitled on an annual basis as of the Effective Date; or
(vii)    any purported termination of Executive’s employment without Cause that is not effected pursuant to a Notice of Termination; for purposes of this Agreement, no such purported termination shall be effective.
Notwithstanding the foregoing, an event described in this Section 2.3 shall constitute “Good Reason” only if Executive provides written notice to the Company within 90 days following Executive’s knowledge of the purported act or failure to act constituting the grounds Executive believes gives rise to Good Reason and the Company fails to cure such purported act or failure to act within 30 days after receipt from Executive of such notice. If the Company does not correct the purported act or failure to act, Executive must terminate his employment for Good Reason within 30 days following the end of the Company’s 30-day cure period, in order for the termination to be considered a Good Reason termination.

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3.Amount of Severance Payments, Non-Compete Payments, etc.
3.1    If the Company determines to terminate Executive’s employment without Cause or Executive determines to terminate his employment for Good Reason, the initiating party will provide the other with a written notice (the “Notice of Termination”) specifying the circumstances and the date of termination (the “Effective Date of Termination”). In the event of a termination of Executive’s employment by the Company without Cause or by Executive for Good Reason, and provided that Executive timely executes and does not revoke the Release, Executive’s severance payments (the “Severance Payments”) shall equal (i) a lump sum amount in cash equal to three multiplied by the sum of (A) Executive’s base salary as in effect immediately prior to the circumstances giving rise to the Notice of Termination, plus (B) the highest annual bonus award paid to Executive in respect of the three completed plan years preceding the Effective Date of Termination, (ii) to the extent permitted under the terms and conditions of each applicable plan or arrangement, a lump sum cash payment equal to Executive’s accrued benefits (or the actuarial equivalent if applicable) as of the Effective Date of Termination under the pension plans of the Company, and (iii) a lump sum cash payment equal to the monthly premiums (calculated as described below) for a period of three years following the Effective Date of Termination that Executive would incur if he continued coverage under applicable medical, disability and life insurance plans as existed immediately prior to the circumstances giving rise to the Notice of Termination. For purposes of Section 3.1(iii), the monthly premiums shall be determined as 100% of the applicable monthly premiums for Executive’s medical, disability and life insurance coverage.
Payments of items in Sections 3.1(i) through (iii) shall be made on the effective date of the release; provided that any amount considered to be non-qualified deferred compensation for purposes of Section 409A of the Code shall be made on the 60th day after the Effective Date of Termination.
3.2    In the event that Executive terminates his employment other than for Good Reason upon written notice to the Company (“Notice of Termination other than for Good Reason”), or the Company terminates Executive’s employment for Cause, Executive understands that he is not eligible for the Severance Payments set forth in Section 3.1. However, in the event that Executive provides the Company a Notice of Termination other than for Good Reason, and the Board, in its sole discretion, notifies Executive in writing within 30 days following Executive’s Notice of Termination other than for Good Reason that it intends to enforce the restrictions set forth in Section 5 of the Employee Agreement, the Company shall pay Executive the Non-Compete Payments set forth in Section 3.7 below, which Executive hereby agrees is adequate consideration solely for his execution and compliance with the terms of the Employee Agreement and are not payments related to past services Executive provided to the Company. In the event the Company does not provide such notice and make the Non-Compete Payments, the provisions of Section 5 of the Employee Agreement shall not apply or be enforceable. Executive understands that he will not be eligible for the Non-Compete Payments, however, in accordance with this Section 3.2, unless he timely executes and does not revoke the Release or if the Board does not notify Executive within 30 days following Executive’s Notice of Termination other than for Good Reason that it intends to enforce Section 5 of the Employee

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Agreement. For the avoidance of doubt, the restrictions set forth in Sections 2, 3 and 4 of the Employee Agreement shall continue to apply irrespective of whether the payment is made. Notwithstanding anything contrary herein, Executive acknowledges and agrees in the event that Executive is terminated for Cause, all restrictions in the Employee Agreement shall continue to apply, including but not limited to the restrictions set forth in Sections, 2, 3, 4, and 5 of the Employee Agreement, no payments shall be made under Section 3.1 or 3.7 of this Agreement, and this Agreement is adequate consideration for Executive’s execution and compliance with the terms of the Employee Agreement.
3.3    In the event that a Notice of Termination or a Notice of Termination other than for Good Reason is given for any reason, or the Company terminates Executive’s employment for Cause, Executive will immediately resign from any director or employee or officer positions which he holds with the Company Group other than his position as a member of the Board, except as set forth in the following sentence. Executive hereby agrees that in the event Executive and his Affiliated Group cease to own, in the aggregate, at least 5% of the voting power of SMG’s outstanding securities, Executive will also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause. For purposes hereof, “Affiliated Group” means (i) Executive, (ii) the Hagedorn Partnership L.P., (iii) Executive’s wife, (iv) Executive’s lineal descendents, (v) Executive’s brothers and sisters and their lineal descendants and (vi) any trust or other estate planning device established for the benefit of, or controlled by any, of the individuals/entities listed in clauses (i) - (v).
3.4    Executive hereby agrees that the Non-Compete Payments due under Section 3.7, will be repaid within 10 business days of a request of the Company, and all future payments, if any, will cease, in the event that the Board determines in its reasonable and good faith judgment that Executive has materially breached any post-employment obligations owed to the Company under Section 5 of the Employee Agreement. To the extent that a court finally determines that Executive did not materially breach any of his material post-employment obligations owed to the Company under Section 5 of the Employee Agreement, the Company will (i) reimburse Executive for reasonable legal fees incurred in connection with obtaining the judgment, (ii) reimburse Executive for the repayments made in accordance with the prior sentence and (iii) make the other Non-Compete Payments that would otherwise have been made to Executive.
3.5    Executive hereby agrees that, to the extent required by applicable law, including implementing regulations, and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Executive, or the after tax value (to the extent permissible under applicable law, including implementing regulations) repaid in the event that any equity has then been sold. For the avoidance of doubt, this Section 3.5 shall apply only to cash compensation received or equity awards granted after the Effective Date, except as otherwise required by applicable law or implementing regulations.

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3.6    Executive hereby agrees that during the course of his employment and on and after the Effective Date of Termination, that he will not publicly disparage in any material respect any member of the Company Group, or its respective officers or directors, or make any public statement reflecting negatively on any member of the Company Group or its respective officers or directors (in their capacity as officers or directors, as applicable) to third parties, including, but not limited to, any matters relating to the operation or management of any member of the Company Group, irrespective of the truthfulness of such statement; provided, however, that this shall not preclude truthful testimony in a court proceeding or administrative hearing with subpoena power or truthful statements in response to disparaging statements made in respect of Executive. Likewise, the Company and SMG agree to cause the members of their boards of directors and the senior executive officers of each member of the Company Group not to publicly disparage in any material respect Executive in his capacity as an executive, or former executive, of the Company and SMG, in any public statement external to the Company or SMG which would reflect negatively on Executive including, but not limited to, any matters relating to Executive’s performance, irrespective of the truthfulness of any such statement; provided, however, that this shall not preclude truthful testimony in a court proceeding or administrative hearing with subpoena power or truthful statements in response to disparaging statements made in respect of any member of the Company Group, or its respective officers or directors.
3.7    Solely in exchange for Executive entering into the Employee Agreement and not as payment for past services Executive provided to the Company, if Executive’s employment is terminated either in accordance with the provisions of Section 3.1, or Section 3.2, if applicable, Executive will receive cash installment payments of $100,000 per month over 36 months, which equals an aggregate amount of $3,600,000 (“Non-Compete Payments”). Executive hereby agrees such Non-Compete Payments are adequate consideration for his execution and compliance with the terms of the Employee Agreement. The total amount of $3,600,000 in Non-Compete Payments will be paid to Executive as follows: the first payment of $200,000, which will cover the first two months will be paid to Executive in a lump sum cash payment on the effective date of the Release; provided that any amount considered to be non-qualified deferred compensation under Section 409A of the Code shall be made on the 60th day following the Effective Date of Termination, or such later date as is required by applicable law (or regulation), and the remaining 34 months of $100,000 per month will be paid to Executive on a monthly basis during each succeeding month, or such later date as is required in accordance with Section 3.8 below.
3.8    It is the Company’s intent that amounts paid under this Agreement shall not constitute “deferred compensation,” as that term is defined under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and the regulations promulgated thereunder, or shall comply with Code Section 409A, and each payment shall be treated as a separate payment for that purpose. However, if any amount paid under this Agreement is determined to be “deferred compensation” within the meaning of Code Section 409A and compliance with one or more of the provisions of this Agreement would cause or would result in a violation of Code Section 409A, then such provision shall be interpreted or reformed in the manner necessary to achieve compliance with Code Section 409A, including but not limited to, the imposition of a six-month delay in payment to Executive if Executive is a

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“specified employee” (as defined in Code Section 409A) following Executive’s Effective Date of Termination which entitles Executive to a payment under this Agreement. All payments considered to be non-qualified deferred compensation under Section 409A that are to be made upon a termination of Executive’s employment may only be made upon a “separation from service” under Code Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of a payment and where payment may occur in one year or the next, it shall be made in the second year.
4.    Miscellaneous.
4.1    Executive acknowledges that the validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Ohio.
4.2    The Company agrees to require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 4.2 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

4.3    All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

4.4    Severance Payments and/or Non-Compete Payments payable under this Agreement shall not be subject to Executive’s anticipation, alienation, pledge, sale, transfer, assignment, garnishment, attachment, execution, encumbrance, levy, lien, or charge, and any attempt to cause such Severance Payments and/or Non-Compete Payments to be so subjected shall not be recognized, except to the extent required by law.

4.5    This Agreement shall not confer employment rights on Executive. Executive is not entitled, by virtue of this Agreement, to remain in the employ of the Company

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and nothing in this Agreement shall restrict the right of the Company to terminate his employment at any time, for any reason and with or without notice or cause.

4.6    This Agreement may be changed only by a written document signed by Executive and the Company.

4.7    This Agreement does not grant Executive any right in or title to any assets, funds, or property of the Company. Any payment which becomes due under this Agreement is an unfunded obligation and shall be paid from the general assets of the Company. No employee, officer, director or agent of the Company personally guarantees in any manner the payment of Severance Payments or Non-Compete Payments.

4.8    If any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Agreement shall continue in full force and effect.
[Signature Page Follows]

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This Agreement has been duly executed as of the day and year first written above.
THE SCOTTS COMPANY LLC

By:     /s/ DENISE S. STUMP        Title:    EVP, Global Human Resources
By signing below, Executive hereby agrees that the Employment Agreement is terminated and of no further force or effect, Executive has no “good reason” as defined in the Employment Agreement as of the date of this Agreement and Executive accepts his right to receive potential Severance Payments and/or the Non-Compete Payments described in this Agreement and agrees to be bound by the terms of this Agreement, including the Employee Agreement incorporated herein.
/s/ IVAN C. SMITH                /s/ JAMES HAGEDORN
Witness                    Executive

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EXHIBIT A

EMPLOYEE CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION AGREEMENT

This Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (“Agreement”), is by and between The Scotts Company LLC, and all companies controlled by, controlling or under common control with the Scotts Company LLC (collectively, the “Company”), and James Hagedorn (the “Executive”). This Agreement is effective as of the date signed by Executive below (the “Effective Date”).

WHEREAS, the Company desires to continue to employ Executive, and Executive desires to continue to be employed by the Company, in a position with respect to which Executive will have access to certain confidential and proprietary information of the Company;

WHEREAS, the Company and Executive have agreed to enter into the Severance Agreement, dated as of the Effective Date, pursuant to which Executive shall receive severance pay and a non-compete payment upon certain terminations of employment with the Company (the “Severance Agreement”); and,

WHEREAS, the Company believes, and Executive hereby acknowledges, that the confidential and proprietary information of the Company is extremely important to the success of the Company, and Executive understands and agrees that the Company is willing to provide Executive access or continued access to such information, subject to and in consideration of the agreements of Executive set forth herein regarding confidentiality, noncompetition, nonsolicitation and related matters.

NOW, THEREFORE, in consideration for the promises by the Company to make the non-compete payment in accordance with, and under the circumstances set forth in, the terms of Severance Agreement, continued access to Confidential Information (defined below), as well as other good and valuable consideration provided by the Company to Executive, the receipt and sufficiency of which are hereby acknowledged, Executive freely enters this Agreement according to the following terms and conditions:

1.Confidential Information. As used in this Agreement the term “Confidential Information” shall mean any and all financial, commercial, technical, engineering or other information in written, oral, visual, or electronic form concerning the business and affairs of the Company including, without limitation, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) client and supplier lists and any other information about the Company’s relationships with others, (viii) financial information and financial projections, (ix) network and system architecture, (x) all other concepts, ideas, materials and information prepared or performed for or by the Company and (xi) all information related to the business plan, strategies, business, products, purchases or sales of the Company or any of its suppliers and customers. The term “Confidential Information” does not include information that: (a) was or is known by the public or within the Company’s industry; (b) was previously known to the Executive independent of the Company or, subject to the terms of Section 4 of this Agreement, independently developed or derived by Executive without the aid, application or use of any Confidential Information, as evidenced by corroborating, dated documentation; or (c) is disclosed to Executive on a non-confidential basis by a third party unless Executive knows or should know such third party does not have the right to disclose such information.

2.Confidentiality. Executive recognizes and acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, special and unique asset of the Company. Executive further recognizes and acknowledges that access to and knowledge of the Confidential Information is essential to the performance of the Executive’s duties as an employee of the Company. Accordingly, during Executive’s employment with the Company, other than where Executive determines, in his reasonable and good faith judgment, it is consistent with Executive’s discharge of duties for the Company, and for an indefinite period thereafter, Executive shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for Executive’s own personal benefit or for the benefit of anyone other than the Company, any Confidential Information of any kind, nature or description (whether or not acquired, learned, obtained or developed by Executive alone or in conjunction with others) belonging to or concerning the Company, or any of its customers or clients or others with whom the Company now or hereafter has a business relationship, except (a) with the prior written consent of the Company, or (b) in the course of the proper performance of Executive’s duties as an employee of the Company. Upon the termination of Executive’s employment with the Company, or whenever requested by the Company, Executive shall immediately deliver to the Company all Confidential Information in Executive’s possession or under Executive’s control.
3.    Company Property. Upon the termination of Executive’s employment with the Company, or whenever requested by the Company, Executive shall immediately deliver to the Company all property in Executive’s possession or under Executive’s control belonging to the Company without limitation.

4.    Executive Created Intellectual Property. Any and all inventions, ideas, improvements, discoveries, concepts, writings, processes, procedures, products, designs, formulae, specifications, samples, methods, know how or other things of value (“Intellectual Property”) which Executive may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement or during the term of any prior employment by the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to the business now or carried on by the Company during Executive’s employment by the Company, shall be the sole and exclusive property of the Company, and where applicable, all copyrightable works shall be considered “Works Made for Hire” under the U.S. Copyright Act, 17 USC § 101 et seq. Executive (a) agrees to promptly disclose all such Intellectual Property to the Company, (b) agrees to do everything necessary or advisable to vest absolute title thereto in the Company, (c) assigns, without further consideration, to the Company all right, title and interest in and to such Intellectual Property, free and clear of any claims, liens or reserved rights of the Executive, and (d) irrevocably relinquishes for the benefit of the Company and its assignees any moral rights in the Intellectual Property recognized by applicable law.

5.    Restrictive Covenants. Executive agrees that during the Executive’s employment with the Company and, to the extent provided in the Executive Severance Agreement, dated December 11, 2013 by and between the parties, for a period of three (3) years thereafter, Executive shall not, directly or indirectly, for Executive’s own benefit or for the benefit of any person or entity other than the Company:

(a) engage in, be employed by, or have any interest in, a person or entity that engages in, the business of providing services and/or products that are competitive with the Company’s business as that business is conducted or proposed to be conducted during the Executive’s employment. This prohibition shall generally apply to any competitive activities in any geographic area either in which the Company is engaged in business activities or in which its customers are located as of the date that Executive’s employment ends, but shall not preclude Executive from, directly or indirectly, owning publicly traded stock constituting not more than 3% of the outstanding shares of such class of stock of any corporation if, and as long as Executive is not an officer, director, employee or agent or, or consultant or advisor to, or has any other relationship or agreement with such corporation;
(b) employ, solicit for employment, or advise or recommend to any other person (“person” meaning a natural person or legal entity) that such other person employ or solicit for employment, any current or past employee of the Company (where “past employee of the Company” means any person employed by the Company within one year of the solicitation or proposed employment);

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(c) solicit or induce, or attempt to solicit or induce, any customer or prospective customer of the Company (i) to cease being, or not becoming, a customer of the Company or (ii) to divert any of the customer’s business or prospective business from the Company; or
(d) otherwise interfere with, disrupt, or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its customers, clients, suppliers, consultants or employees.
Executive agrees that the restrictions contained in this Section 5 are reasonable in scope, duration, and geographic territory, and necessary to protect the Company’s legitimate business interests. The restrictive covenants set forth in this Paragraph 5 are subject to Paragraph 8 hereof and Executive hereby waives any and all right to attack the validity of such covenants on the grounds of the breadth of their geographic scope or the length of their term.

6.	Certain Remedies.
(a) Executive agrees and acknowledges that Executive’s breach of any of the provisions of paragraphs 2 and 5 of this Agreement will cause, in addition to any liquidated or quantifiable monetary damage, irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy. Consequently, Executive agrees that the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance, or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further breach of such provisions by Executive or requiring Executive to perform its obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the right to recover monetary damages as set forth in paragraph 6(b) and for the breach of any of the provisions of this Agreement.
(b) The parties agree that the monetary value of any breach of paragraph 5 would be difficult to calculate. As a result, the parties agree that in the event of a material breach of paragraph 5 that the Board reasonably determines in good faith is not cured (to the extent curable) within 30 days of written notice from the Company, in addition to any additional monetary damages that may be proven, Executive shall give up any right Executive may have to any unpaid Non-Compete Payments under Section 3.7 of the Severance Agreement, and shall, upon the Company’s demand, repay, within 10 business days, all payments Executive has received under Section 3.7 of the Severance Agreement. To the extent that a court finally determines that Executive did not materially breach his obligations under paragraph 5, as applicable, the Company will (i) reimburse Executive for reasonable legal fees incurred in connection with obtaining the judgment, (ii) reimburse Executive for the repayments made in accordance with the prior sentence and (iii) make the other Non-Compete Payments that would otherwise have been made to Executive. Executive acknowledges that this is a reasonable basis for estimating damages from such breach and that these estimated damages are separate from the irreparable harm contemplated in subparagraph 6(a).
7.Term of this Agreement. Except as otherwise expressly provided in paragraph 5, this Agreement shall continue in effect and survive for an indefinite period notwithstanding the termination of Executive’s employment with the Company for any reason.

8.NO EMPLOYMENT AGREEMENT. THIS AGREEMENT IS NOT, HOWEVER, AND SHALL NOT BE DEEMED TO BE, AN EMPLOYMENT AGREEMENT THAT OBLIGATES THE COMPANY TO CONTINUE TO EMPLOY EXECUTIVE, OR OBLIGATES EXECUTIVE TO CONTINUE IN THE COMPANY’S EMPLOYMENT, FOR ANY TERM WHATSOEVER. UNLESS THERE IS A SEPARATE, WRITTEN EMPLOYMENT CONTRACT BETWEEN EXECUTIVE AND THE COMPANY TO THE CONTRARY, EXECUTIVE IS AN “AT WILL” EMPLOYEE OF THE COMPANY AND THE CONTINUATION OF EXECUTIVE’S EMPLOYMENT BY THE COMPANY IS SUBJECT TO THE RIGHT OF THE COMPANY TO TERMINATE SUCH EMPLOYMENT AT ANY TIME, WITHOUT CAUSE.

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9. Severability. If any provision of this Agreement is held to be unenforceable for any reason, that provision shall be severed and this Agreement shall remain in full force and effect in all other respects. If any provision of this Agreement, although unenforceable as written, may be made enforceable by limitation thereof, then such provision will be enforceable to the maximum extent permitted by applicable law.

10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO IRRESPECTIVE OF CHOICE OF LAW PRINCIPLES. Executive and the Company agree that any action brought by any party in connection with this Agreement shall be filed in either state or federal court located within the State of Ohio.

11.    No Reliance. Executive represents and warrants to the Company that no promise or inducement for this Agreement has been made to Executive except as set forth herein; and this Agreement is executed by Executive freely and voluntarily, and without reliance upon any statement or representation by the Company, or any of the Company’s attorneys, employees or agents except as expressly set forth herein.

12. Assignment. The Company may assign, in whole or in part, its rights and obligations under this Agreement. The rights of the Company shall enure to the benefit of, and the obligations of the Company shall be binding upon, the Company’s successors and assigns. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.

13. Notification. Executive agrees that the Company may notify any person or entity employing Executive or intending to employ Executive of the existence and provisions of this Agreement.
14. Modification and Waiver. This Agreement shall not be modified unless such modification is in writing and signed by the EVP, Human Resources for the Company. Further, the parties agree that the Company’s waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement.

AGREED AND ACKNOWLEDGED:

EMPLOYEE:                    THE SCOTTS COMPANY LLC

/s/ JAMES HAGEDORN            By: /s/ DENISE STUMP
Signature                        Signature

James Hagedorn                Denise Stump, EVP Human Resources
Printed Name                    Printed Name

December 12, 2013
Date

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EXHIBIT B

(Non-Execution Version)

SEPARATION AGREEMENT

NOTICE: READ BEFORE YOU SIGN!
This agreement contains a RELEASE. We advise that you consult an ATTORNEY.

THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (“Agreement”) is made and entered into by and between James Hagedorn (“Executive”) and The Scotts Company LLC (“Company”);

WHEREAS, Executive’s last day of employment with Company shall be [Last Day Worked] (the “Termination Date”);

WHEREAS, Executive is subject to an Executive Severance Agreement, dated as of December 11, 2013 (the “Severance Agreement”), the benefits of which are non-negotiable and only available following the Effective Date of this Agreement (as described in Section 5 below);

NOW THEREFORE, in exchange for and in consideration of the promises and covenants contained herein, along with other good and valuable consideration, the receipt of which is expressly acknowledged hereby, the parties agree as follows:

1.[Severance and Non-Compete] or [Non-Compete] Payments. The parties agree that Executive has been separated from service for [Insert Reason] giving rise to the payment of severance payments and/or non-compete payments (and no other benefits) and he is only entitled to such payments following the Effective Date of this Agreement (as described in Section 5 below). The terms of the Severance Agreement are hereby incorporated by reference and any inconsistency between the terms of the Severance Agreement and this Agreement will be resolved in favor of the terms of the Severance Agreement. The Company agrees to provide Executive with the following (collectively, the “[Severance and Non-Compete] or [Non-Compete] Payments”) :

[Note: (A) Insert (i) Severance Payments from Section 3.1 and Non-Compete Payments from 3.7 of the Severance Agreement or (ii) Non-Compete Payments from Section 3.7 of the Severance Agreement, to the extent Section 3.2 of the Severance Agreement applies, and (B) add timing of payment and determine whether the six month delay in Section 3.8 of the Severance Agreement applies.]

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The [Severance and Non-Compete] or [Non-Compete] Payments described herein shall be the only severance and/or non-compete amounts paid by or on behalf of Company, and no interest on this amount shall be paid. Executive acknowledges and agrees that the payments described above are the amounts payable to Executive pursuant to the Severance Agreement and that he is not entitled to any other severance and/or non-compete benefits under the Severance Agreement or any other severance and/or non-compete plan or agreement. [Executive otherwise acknowledges hereby the receipt of all wages and other compensation or benefits to which Executive is entitled as a result of Executive’s employment with Company through the Termination Date.]1

2.    Release of Claims. Executive, on behalf of himself and his spouse, personal representatives, administrators, minor children, heirs, assigns, wards, agents, any businesses he controls (except with respect to invoiced amounts then payable, or amounts invoiced within 30 days thereafter, to any such business as of the Effective Date of this Agreement (as described in Section 5 below)) and all other persons claiming by or through Executive, does hereby forever release and discharge Company, its parent, and their respective officers, directors, shareholders, agents, employees, affiliates, subsidiaries, divisions, predecessors, successors, and assigns (the “Released Parties”) from any and all charges, claims, demands, judgments, causes of action, damages, expenses, costs, and liabilities of any kind whatsoever related to Executive’s employment by, or termination of employment with, the Company. Executive expressly acknowledges that the claims released by this Section 2 include all rights and claims relating to Executive’s employment with Company and the termination thereof, including without limitation any claims Executive may have under the Age Discrimination in Employment Act (ADEA), as amended by the Older Worker Benefit Protection Act (OWBPA), Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act (ERISA), the Worker Adjustment Retraining and Notification (WARN) Act, Ohio Revised Code Chapter 4112, Family and Medical Leave Act and any other federal, state, or local laws or regulations governing employment relationships. This release does not apply to claims that are related to Executive’s status as a shareholder of the Company or its affiliates. This release specifically and without limitation includes a release and waiver of any claims for employment discrimination, wrongful discharge, breach of contract, or promissory estoppel, and extends to all claims of every nature and kind, whether known or unknown, suspected or unsuspected, presently existing or resulting from or attributable to any act or omission of the Released Parties occurring prior to the execution of this Agreement that relate to Executive’s employment by, or termination of employment with, the Company.
The release contained herein does not apply to any claim or to rights or claims first arising after the Effective Date of this Agreement (as described in Section 5 below), to

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1 To be deleted if not true

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Executive’s right to require the payments provided for herein, nor does it apply to any claims for indemnification in accordance with the Company’s bylaws and procedures or otherwise, unemployment compensation, workers compensation benefits, or vested benefits under ERISA-covered arrangements.

3.    Right to Participate in Charge. Nothing in this Agreement shall be construed to mean that Executive may not file a charge with a governmental agency, or participate in any investigation of a charge conducted by any governmental agency. Executive nevertheless understands and agrees that because of the waiver and release, he freely provides by signing this Agreement, he cannot obtain any monetary relief or recovery from the Released Parties in any proceeding.

4.    Knowing and Voluntary Act. Executive acknowledges and agrees that the release set forth above is a general release. Executive, having been encouraged to and having had the opportunity to be advised by counsel, expressly waives all claims for damages which exist as of this date, but of which Executive does not now know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known would materially affect Executive’s decision to enter into this Agreement. Executive further agrees that Executive accepts the [Severance and Non-Compete] or [Non-Compete] Payments as a complete compromise of matters involving disputed issues of law and fact and assumes the risk that the facts and law may be other than Executive believes. Executive further acknowledges and agrees that all the terms of this Agreement shall be in all respects effective and not subject to termination or rescission by reason of any such differences in the facts or law, and that Executive provides this release voluntarily and with full knowledge and understanding of the terms hereof.

5.    Revocation Period. Executive specifically acknowledges and understands that this Agreement is intended to release and discharge any claims of Executive under the Age Discrimination in Employment Act (ADEA), as amended by the Older Worker Benefit Protection Act (OWBPA). Under the OWBPA, Executive has 21 calendar days in which to consider this Agreement. However, pursuant to Section 19, below, Executive may sign this Agreement at any time up to and including 45 days after the Termination Date. Executive will have seven calendar days in which to revoke Executive’s acceptance after signing this Agreement. To revoke, Executive must deliver written notice of revocation to Company’s Human Resources Department at 14111 Scottslawn Rd; Marysville, Ohio 43041. This Agreement will not be effective or enforceable unless it is signed in accordance with Section 19 and is not revoked before the revocation period has expired. The Effective Date is the day after the last day of the revocation period following Executive’s execution of this Agreement.

6.    Non-disparagement, Non-compete. Executive agrees that the provisions of the Employee Agreement and Sections 3.4 and 3.6 of the Severance Agreement shall continue to apply.

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7.    No Admission of Liability. Neither this Agreement, nor any term contained herein, may be construed as, or may be used as, an admission on the part of either party of any fault, wrongdoing, or liability whatsoever.

8.    Survivorship. Should Executive die or become totally disabled (as determined by the Board) following the Termination Date but before the payments due Executive under Section 1 above have been made, any remaining payments shall be made to Executive (or Executive’s designated beneficiary, as applicable).

9.    Return of Property. Executive agrees to return all Company property remaining in Executive’s possession or control, including without limitation any and all equipment, documents, credit cards, hardware, software, source code, data, keys or access cards, files, or records on or before the Termination Date.

10.    Confidentiality. Executive acknowledges and agrees that his confidentiality, nondisclosure, noncompetition, and nonsolicitation obligations to Company under Section 2 and Section 5 of the Employee Agreement, or any other agreement, to the extent applicable, are not being released hereby and will specifically survive the termination of Executive’s employment and this Agreement. To the extent required under Section 2 of the Employee Agreement, Executive expressly agrees to keep and maintain Company confidential information confidential, and not to use or disclose such information, directly or indirectly, without the prior written consent of Company.

11.    Cooperation with Litigation.  Subject to Executive’s professional and business schedule, Executive will reasonably cooperate with Company in its defense of any lawsuit filed over matters that occurred during the tenure of Executive’s employment with Company, and Executive agrees to provide truthful information with respect to same.  Executive further agrees not to assist any party in maintaining any lawsuit against any of the Released Parties involving a claim released hereunder, and, in connection therewith, will not provide any information to anyone concerning any of the Released Parties, unless compelled to do so by valid subpoena or other court order, and in such case Executive shall, to the extent permitted by law, notify the Company reasonably promptly after receiving such subpoena or court order. The Company shall reimburse Executive for all reasonable expenses incurred in connection with such cooperation. This paragraph shall not apply in connection with any lawsuit with respect to which Executive is an adverse party to the Company. Nothing herein shall require Executive to provide any information that would be, in his reasonable and good faith judgment, to the detriment of Executive.

12.    Cooperation with Governmental Investigations.  Subject to Executive’s professional and business schedule, and his personal legal rights, Executive will reasonably cooperate with Company in any investigation, audit, or inquiry conducted by or on behalf of any federal, state, or local governmental agencies regarding the Company, including, providing truthful information to the Company.  To the extent permitted by

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law, Executive further agrees to notify the Company through the Director of Litigation, David Faure, at 14111 Scottslawn Road, Marysville, Ohio 43041, should he be contacted by a governmental agency regarding a governmental investigation, audit or inquiry regarding the Company.  In any such case, the Company agrees to indemnify and defend Executive in accordance with its Code of Regulations and Ohio corporate law. Nothing herein shall require Executive to provide any information that would be, in his reasonable and good faith judgment, to the detriment of Executive.

13.    Choice of Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

14.    Execution in Parts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a single Agreement.
15.    No Waiver of Terms. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of any such term, covenant, or condition, nor shall any failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under this Agreement.
16.    Modifications. No modification or amendment of this Agreement shall be effective unless the same is in a writing duly executed by all the parties hereto.
17.    Assignment. Company may assign, in whole or in part, its rights and obligations under this Agreement, and the rights of Company hereunder shall inure to the benefit of, and the obligations of Company hereunder shall be binding upon, its successors and assigns. Executive’s rights and obligations hereunder may not be assigned.
18.    Entire Agreement. Except as otherwise set forth herein, this Agreement sets forth the entire agreement between Company and Executive and supersedes and replaces any and all prior or contemporaneous representations or agreements, whether oral or written, relating to the subject matter hereof.

19.    Method of Acceptance. To accept, Executive must sign the Agreement. Once Executive has accepted the Agreement, Executive shall deliver a signed and dated copy hereof to Tasha Potts in Company’s Human Resources Department, 14111 Scottslawn Road, Marysville, Ohio 43041. This Agreement cannot be accepted until after the Termination Date and will not be effective if signed by Executive prior to the Termination Date. Executive has 45 days following the Termination Date to accept this Agreement. Executive’s failure to deliver Agreement in a timely manner will excuse Company from timely payment.

[Signature Page Follows]

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IN WITNESS WHEREOF, EACH OF THE UNDERSIGNED, HAVING RECEIVED ALL THE ADVICE DEEMED NECESSARY, AND HAVING CAREFULLY READ AND UNDERSTOOD THIS AGREEMENT, DOES HEREBY SIGN AND ACCEPT THIS AGREEMENT AS OF THE DATE SET FORTH BELOW.

Date            James Hagedorn

[date presented]        THE SCOTTS COMPANY LLC
Date
By:

Its: Executive Vice President, Global HR

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